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                                                                    EXHIBIT 23.1

                                   CONSENT OF
                         INDEPENDENT PUBLIC ACCOUNTANT


    We consent to the use in Amendment No. 6 to Form SB-2 of TrueVision International, Inc. and Subsidiaries of our report dated November 17, 1999 (except for notes 11, 12 and 15 as to which the date is December 13, 1999), relating to the consolidated financial statements of TrueVision International, Inc. and Subsidiaries, and to the reference to us under the heading "Experts" in such registration statement.



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
San Diego, California                                         /s/ PANNELL KERR FORSTER
May 22, 2000                                                  ----------------------------
                                                              PANNELL KERR FORSTER
                                                              Certified Public Accountants
                                                              A Professional Corporation
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